                                                                     Exhibit 4.1

           CONSENT AND AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

     CONSENT AND AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (this "Amendment
No. 1"), dated as of August 31, 2004, by and among Handy &  Harman, a New York corporation ("H& H"), Olympic Manufacturing Group, Inc., a Delaware corporation
("Olympic"), Continental Industries, Inc., an Oklahoma corporation
("Continental"), Maryland Specialty Wire, Inc., a Delaware corporation
("Maryland Wire"), Handy &  Harman Tube Company, Inc., a Delaware corporation
("H& H Tube"), Camdel Metals Corporation, a Delaware corporation ("Camdel"),
Canfield Metal Coating Corporation, a Delaware corporation ("Canfield"),
Micro-Tube Fabricators, Inc., a Delaware corporation ("Micro-Tube"), Indiana
Tube Corporation, a Delaware corporation ("Indiana Tube"), Lucas-Milhaupt, Inc., a Wisconsin corporation ("Lucas"), Handy &  Harman Electronic Materials
Corporation, a Florida corporation ("H& H Electronic"), Sumco Inc., an Indiana corporation ("Sumco" and together with H& H, Olympic, Continental, Maryland Wire,
H& H Tube, Camdel, Canfield, Micro-Tube, Indiana Tube, Lucas and H& H Electronic,
each individually, a "Borrower" and collectively, "Borrowers"), Handy &  Harman of Canada, Limited, an Ontario corporation ("H& H Canada"), ele Corporation, a
California corporation ("ele"), Alloy Ring Service Inc., a Delaware corporation
("Alloy"), Daniel Radiator Corporation, a Texas corporation ("Daniel"), H& H
Productions, Inc., a Delaware corporation ("H& H Productions"), Handy &  Harman
Automotive Group, Inc., a Delaware corporation ("H& H Auto"), Handy &  Harman
International, Ltd., a Delaware corporation ("H& H International"), Handy &
Harman Peru, Inc., a Delaware corporation ("H& H Peru"), KJ-VMI Realty, Inc., a
Delaware corporation ("KVR"), Pal-Rath Realty, Inc., a Delaware corporation
("Pal-Rath"), Platina Laboratories, Inc., a Delaware corporation ("Platina"),
Sheffield Street Corporation, a Connecticut corporation ("Sheffield"), SWM,
Inc., a Delaware corporation ("SWM") and Willing B Wire Corporation, a Delaware
corporation ("Willing" and together with each of H& H Canada, ele, Alloy, Daniel,
H& H Productions, H& H Auto, H& H International, H& H Peru, KVR, Pal-Rath, Platina,
Sheffield and SWM, each individually, a "Guarantor" and collectively,
"Guarantors"), Congress Financial Corporation, a Delaware corporation, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for the financial institutions party thereto as lenders (in such capacity, together with its successors and assigns, "Agent") and the financial institutions party thereto as lenders (collectively, "Lenders").

                               W I T N E S S E T H

     WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders)
have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated as of March 31, 2004, by and among Agent, Lenders, Borrowers and
Guarantors (as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan
Agreement"), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the
"Financing Agreements");

     WHEREAS, the Borrowers have proposed a transaction in which WHX will make an intercompany loan in the amount of $7,100,000 to H& H on or about the date hereof, and with the proceeds of such loan H& H will repay outstanding Revolving
Loans and reduce the Maximum Credit by $7,100,000, and H& H will then borrow
$7,100,000 of Revolving Loans on or prior to September 3, 2004 and use such proceeds to repay such outstanding loan to WHX in the amount $7,100,000;

     WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders provide certain consents and amendments to the Loan Agreement and the other
Financing Agreements, and Agent and Lenders are willing to agree to such consents and agree to such amendments, subject to the terms and conditions contained herein; and

     WHEREAS, by this Amendment No. 1, Borrowers, Guarantors, Agent and Lenders
desire and intend to evidence such consents and amendments;

     NOW THEREFORE, in consideration of the foregoing, and the respective agreements and covenants contained herein, the parties hereto agree as follows:

     1. AMENDMENTS TO DEFINITIONS.

        (a) AMENDMENT TO DEFINITION. All references to the term "Financing
Agreements" in the Loan Agreement shall be deemed, and each such reference is hereby amended to include, in addition and not in limitation, this Amendment No.
1 and all other agreements, documents and instruments at any time executed and/or delivered by Borrowers, Guarantors or any other person in connection herewith, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

        (b) INTERPRETATION. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

     2. AMENDMENT TO MAXIMUM CREDIT. The definition of "Maximum Credit" in
Section 1.82 of the Loan Agreement is hereby amended by deleting "$92,150,000"
and replacing it with "$85,050,000."

     3. AMENDMENT TO REVOLVING LOAN LIMIT. The definition of "Revolving Loan
Limit" in Section 1.120 of the Loan Agreement is hereby amended by deleting
"$70,000,000" and replacing it with "$62,900,000."

     4. CONSENT TO PROPOSED TRANSACTION. Subject to the terms and conditions contained herein, to the extent such consents are or may be required under the
Loan Agreement, and notwithstanding anything to the contrary contained in
Section 9.9 of the Loan Agreement, Agent and Lenders hereby consent to the incurrence of unsecured Indebtedness of H& H arising from an unsecured Loan in the maximum principal amount of $7,100,000 made by WHX to H& H (the "WHX Loan")
and the repayment of the principal amount of the WHX Loan, PROVIDED, THAT, each of the following conditions is satisfied as determined by Agent: (a) the WHX

                                       2

Loan shall be subject and subordinate in right of payment to the right of Agent and Lenders to receive the prior indefeasible payment and satisfaction in full payment of all of the Obligations, (b) the WHX Loan shall be on terms and conditions (including any subordination terms) acceptable to Agent, (c) receipt by Agent, on or before the date hereof, of a true and complete copy of the consent of Tranche B Term Loan Agent to the incurrence of the WHX Loan by H& H and any documents relating thereto, all as duly executed and delivered by the parties thereto and each in form and substance satisfactory to Agent, (d) H& H shall provide same day notice to Agent of H& H's receipt of the proceeds of the
WHX Loan, (e) H& H shall repay the WHX Loan on or prior to September 3, 2004, (f)
the $7,100,000 of proceeds of the WHX Loan shall only be received by H& H in cash and shall only be used to make a payment to Agent for application to the
Revolving Loans, which payment shall be made in connection with a corresponding permanent ratable reduction of the Commitments of the Lenders under the Loan
Agreement, (g) on the date of incurring the WHX Loan and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, and (h) H& H shall not, directly or indirectly, make or permit to be made, any amendments, modifications, alterations or changes to the terms of the
WHX Loan or any agreement, document or instrument related thereto as in effect on the date hereof.

     5. COMMITMENTS. As of the date hereof (and after giving effect to this
Amendment) the Commitments of each Lender are as follows: (a) Congress Financial
Corporation: $46,147,586, (b) Textron Financial Corporation: $15,828,621 and (c)
Bank of America, N.A.: $23,073,793.

     6. RESERVES. Without limiting any other rights of Agent under the Financing
Agreements, Agent shall have the right to establish a Reserve in the amount of
$7,100,000 upon the receipt by H& H of $7,100,000 in cash representing the proceeds of the WHX Loan, which Reserve shall be released at such time as Agent makes a Loan of $7,100,000 to Borrowers for the purpose of repaying the WHX Loan to WHX in accordance with the terms of this Amendment No. 1.

     7. REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Borrower and Guarantor
hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Amendment No. 1), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations to Borrowers:

        (a) This Amendment No. 1 and each other agreement or instrument to be executed and delivered by Borrowers and Guarantors in connection herewith have been duly authorized, executed and delivered by all necessary action on the part of each of the Borrowers and Guarantors which is a party hereto and thereto and, if necessary, their respective stockholders and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each of the Borrowers and Guarantors, as the case may be, contained herein and therein, constitute the legal, valid and binding obligations of each of the other Borrowers and Guarantors, respectively, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

                                       3

        (b) The execution, delivery and performance of this Amendment No. 1 (a)
are all within each Borrower's and Guarantor's corporate or limited liability company powers and (b) are not in contravention of law or the terms of any
Borrower's or Guarantor's certificate or articles of incorporation, by laws, or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or
Guarantor or its property are bound.

        (c) No Default or Event of Default exists or has occurred and is continuing.

        (d) All of the representations and warranties set forth in the Loan
Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

     8. CONDITIONS PRECEDENT. The amendments contained herein shall be effective as of the date hereof, but only upon the delivery to Agent of an executed original or executed original counterparts of this Amendment No. 1 (as the case may be), duly authorized, executed and delivered by the Borrowers, Guarantors and Required Lenders.

     9. EFFECT OF THIS AGREEMENT. Except as expressly amended pursuant hereto and except for the consents expressly granted herein, no other changes or modifications to the Financing Agreements are intended or implied, and, in all other respects, the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent that any provision of the Loan Agreement or any of the other
Financing Agreements are inconsistent with the provisions of this Amendment No.
1, the provisions of this Amendment No. 1 shall control.

     10. FURTHER ASSURANCES. Borrowers and Guarantors, shall execute and deliver such additional documents and take such additional action as may be requested by
Agent to effectuate the provisions and purposes of this Amendment No. 1.

     11. GOVERNING LAW. The validity, interpretation and enforcement of this
Agreement and the other Financing Agreements (except as otherwise provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York

     12. BINDING EFFECT. This Amendment No. 1 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     13. HEADINGS. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 1.

     14. COUNTERPARTS. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 1 by telefacsimile shall have the same force

                                       4

and effect as the delivery of an original executed counterpart of this Amendment
No. 1. Any party delivering an executed counterpart of this Amendment No. 1 by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

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                                       5

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed on the day and year first above written. BORROWERS

AGENT                                     BORROWERS
-----                                     ---------
CONGRESS FINANCIAL CORPORATION,           HANDY &  HARMAN
  as Agent
/s/ Terese K. Jacob                       /s/ Dennis C. Kelly
-------------------                       -------------------
By:    Terese K. Jacob                    By:   Dennis C. Kelly
Title: Vice President                     Title:VP and Chief Financial Officer

                                          OLYMPIC MANUFACTURING GROUP, INC.
                                          /s/ Dennis C. Kelly
                                          -------------------
                                          By:    Dennis C. Kelly
LENDERS                                   Title: Vice President and Tresurer
-------
CONGRESS FINANCIAL CORPORATION            CONTINENTAL INDUSTRIES, INC.
/s/ Terese K. Jacob                       /s/ Dennis C. Kelly
-------------------                       -------------------
By:    Terese K. Jacob                    By:    Dennis C. Kelly
Title: Vice President                     Title: Vice President and Treasurer

TEXTRON FINANCIAL CORPORATION             MARYLAND SPECIALTY WIRE, INC.
/s/ Kurt Kalliomoa                        /s/ Dennis C. Kelly
----------------                          -------------------
By:    Kurt Kalliomoa                     By:    Dennis C. Kelly
Title: Senior Account Executive           Title: Vice President and Treasurer

BANK OF AMERICA, N.A.                     HANDY &  HARMAN TUBE COMPANY, INC.
/s/ Daniel Corcoran                       /s/ Dennis C. Kelly
-------------------                       -------------------
By:    Daniel Corcoran                    By:     Dennis C. Kelly
Title: Senior Vice Presidnet              Title:  Vice President and Treasurer

                                          CAMDEL METAL COATING CORPORATION
                                          /s/ Dennis C. Kelly
                                          -------------------
                                          By:     Dennis C. Kelly
                                          Title:  Vice President and Treasurer

                                          CANFIELD METAL COATING CORPORATION
                                          /s/ Robert K. Hynes
                                          -------------------
                                          By:     Robert K. Hynes
                                          Title:  Secretary

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                                          MICRO-TUBE FABRICATORS, INC.
                                          /s/ Dennis C. Kelly
                                          -------------------
                                          By:     Dennis C. Kelly
                                          Title:  Vice President and Treasurer

                                          INDIANA TUBE CORPORATION
                                          /s/ Dennis C. Kelly
                                          -------------------
                                          By:     Dennis C. Kelly
                                          Title:  Vice President and Treasurer

                                          LUCAS-MILHAUPT, INC.
                                          /s/ Dennis C. Kelly
                                          -------------------
                                          By:     Dennis C. Kelly
                                          Title:  Vice President and Treasurer

                                          HANDY &  HARMAN ELECTRONIC MATERIALS CORPORATION
                                          /s/ Dennis C. Kelly
                                          -------------------
                                          By:     Dennis C. Kelly
                                          Title:  Vice President and Treasurer

                                          SUMCO INC.
                                          /s/ Dennis C. Kelly
                                          -------------------
                                          By:     Dennis C. Kelly
                                          Title:  Vice President and Treasurer

                                          GUARANTORS
                                          HANDY &  HARMAN OF CANADA, LIMITED
                                          /s/ Dennis C. Kelly
                                          -------------------
                                          By:     Dennis C. Kelly
                                          Title:  Vice President and Treasurer

                                          ELE CORPORATION
                                          /s/ Dennis C. Kelly
                                          -------------------
                                          By:     Dennis C. Kelly
                                          Title:  Vice President and Treasurer

                                          ALLOY RING SERVICE INC.

                                          /s/ Dennis C. Kelly
                                          -------------------
                                          By:     Dennis C. Kelly
                                          Title:  Vice President and Treasurer

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                                          DANIEL RADIATOR CORPORATION
                                          /s/ Dennis C. Kelly
                                          -------------------
                                          By:     Dennis C. Kelly
                                          Title:  Vice President and Treasurer

                                          H& H PRODUCTIONS, INC.
                                          /s/ Dennis C. Kelly
                                          -------------------
                                          By:     Dennis C. Kelly
                                          Title:  Vice President and Treasurer

                                          HANDY &  HARMAN AUTOMOTIVE GROUP, INC.
                                          /s/ Dennis C. Kelly
                                          -------------------
                                          By:     Dennis C. Kelly
                                          Title:  Vice President and Treasurer

                                          HANDY &  HARMAN INTERNATIONAL, LTD.
                                          /s/ Dennis C. Kelly
                                          -------------------
                                          By:     Dennis C. Kelly
                                          Title:  Vice President and Treasurer

                                          HANDY &  HARMAN PERU, INC.
                                          /s/ Dennis C. Kelly
                                          -------------------
                                          By:     Dennis C. Kelly
                                          Title:  Vice President and Treasurer

                                          KJ-VMI REALTY, INC.
                                          /s/ Dennis C. Kelly
                                          -------------------
                                          By:     Dennis C. Kelly
                                          Title:  Vice President and Treasurer

                                          PAL-RATH REALTY, INC.
                                          /s/ Dennis C. Kelly
                                          -------------------
                                          By:     Dennis C. Kelly
                                          Title:  Vice President and Treasurer

                                          PLATINA LABORATORIES, INC.
                                          /s/ Dennis C. Kelly
                                          -------------------
                                          By:     Dennis C. Kelly
                                          Title:  Vice President and Treasurer

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                                          SHEFFIELD STREET CORPORATION
                                          /s/ Dennis C. Kelly
                                          -------------------
                                          By:     Dennis C. Kelly
                                          Title:  Vice President and Treasurer

                                          SWM, INC.
                                          /s/ Dennis C. Kelly
                                          -------------------
                                          By:     Dennis C. Kelly
                                          Title:  Vice President and Treasurer

                                          WILLING B WIRE CORPORATION
                                          /s/ Dennis C. Kelly
                                          -------------------
                                          By:     Dennis C. Kelly
                                          Title:  Vice President and Treasurer